UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2005

EDEN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-31503

(Commission File Number)

98-0199981

(IRS Employer Identification No.)

Suite 1925 – 200 Burrard Street, Vancouver , British Columbia V6C 3L6 Canada

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.693.0179

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2005, we entered into a participation agreement with Merganser Limited of London, England. Pursuant to the participation agreement Merganser has agreed to establish a joint venture to acquire a fifty percent (50%) interest from us in the federal oil and gas leases (the “Leases”) that we acquired pursuant to a participation agreement dated June 14, 2005 with Chamberlain Exploration Development and Research Stratigraphic Corporation dba Cedar Strat Corporation (the “Cedarstrat Agreement”). We closed the participation agreement with Merganser on November 8, 2005.

We agree to assign an undivided fifty percent (50%) interest of all right, title, and interest in and to the Cedarstrat Agreement, the Leases and any other interests acquired thereunder, in consideration for the sum of $2,667,000. The consideration shall be paid to us as set forth below:

a)	$100,000 deposit, which has been received;
b)	$567,000 within five (5) business days of the execution of the participation agreement, which has been received;
c)	When, and if, we purchase certain additional acreage , Merganser agrees to pay 66.67% of all the costs necessary acquire the additional acreage;
d)	The payment of prospect development costs which shall be borne proportionately as follows:

Eden	33.33%
Merganser	66.67%

From and after the full payment by Merganser of the consideration all prospect development costs shall be borne proportionately as follows:

Eden	50.00%
Merganser	50.00%

We and Merganser have agreed that the prospect development costs will not exceed $500,000 unless mutually agreed to by us and Merganser; and

e)	The payment by Merganser of 66.67% of the drilling costs of at the commitment wells in the Cedar Strat agreement, until the consideration of $2,667,000 has been paid.

When the sum of all payments made by Merganser, as set forth above, equals $2,667,000 we have agreed to immediately assign the fifty percent (50%) interest of all right, title, and interest in and to the Cedarstrat Agreement, the Leases and any other interests acquired thereunder.

Item 9.01 Financial Statements and Exhibits

10.1	Participation Agreement dated November 1, 2005 with Merganser Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN ENERGY CORP.

/s/ Donald Sharpe

Donald Sharpe, President

Date: November 10, 2005